UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

MeetMe, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Quepasa Corporation
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2012, at the 2012 Annual Meeting of Shareholders (the “Meeting”), the shareholders of Quepasa Corporation (the “Company”) approved the 2012 Omnibus Incentive Plan (the “2012 Plan”).  Under the 2012 Plan, the Company is authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors and consultants of the Company, as described in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement”).

The maximum number of shares of common stock that are available for awards under the plan is 5,700,000 shares (which includes approximately 2.1 million shares previously approved by the Company’s shareholders under the Amended and Restated 2006 Stock Incentive Plan (the “Prior Plan”)), less one share of common stock for every one share of common stock that was subject to an award granted after December 31, 2011 under the Prior Plan. No further awards may be granted under the Prior Plan.

A copy of the 2012 Plan is attached hereto as Exhibit 10.1.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders approved the proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

1.  Elect eight members of the Board of Directors to serve for a one-year term:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
John Abbott	16,807,736	231,831	11,335,653
Alonso Ancira	16,806,378	233,189	11,335,653
Lars Batista	16,587,883	451,684	11,335,653
Geoffrey Cook	16,911,976	127,591	11,335,653
Ernesto Cruz	16,928,617	110,950	11,335,653
Terry Herndon	16,810,925	228,642	11,335,653
Malcolm Jozoff	16,921,628	117,939	11,335,653
Richard Lewis	16,786,028	253,539	11,335,653

2.  Approve the name change from Quepasa Corporation to MeetMe, Inc.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,834,561	302,401	238,258	—

3.  Approve the 2012 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,167,859	807,922	63,786	11,335,653

4.  Ratify the appointment of our independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,222,415	106,529	46,276	—

Item 8.01 Other Events.

As described in Item 5.07 above, the Company’s shareholders approved changing the Company’s name from Quepasa Corporation to MeetMe, Inc. The name change became effective on June 1, 2012.   On June 5, 2012, the Company changed its stock symbol to “MEET”.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Exhibit

10.1                           2012 Omnibus Incentive Plan*

*  A management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: June 5, 2012	By: /s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer